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                                                                     EXHIBIT 8.1


                                                              November 16, 2001

Union Pacific Corporation
1416 Dodge Street
Omaha, Nebraska 68179

Ladies and Gentlemen:

     We have acted as counsel to Union Pacific Corporation, a Utah corporation ("Parent"), in connection with (i) the Transaction, as defined and described in the Agreement and Plan of Merger, dated as of October 15, 2001 (the "Agreement"), by and among Parent, Motor Merger Co., a Utah corporation and wholly-owned subsidiary of Parent ("Merger Sub") and Motor Cargo Industries, Inc., a Utah corporation ("Company"), and (ii) the preparation and filing of (a) the Registration Statement on Form S-4 (the "Registration Statement"), which includes the prospectus of Parent and (b) the Tender Offer Statement on Schedule TO (the "Tender Offer Statement"), each filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is being delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Agreement.

     In connection with this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, statements, certifications, representations, warranties and covenants contained in the originals or copies, certified or otherwise, identified to our satisfaction, of the Agreement, the Registration Statement, the Tender Offer Statement and such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion set forth below. In addition, we have relied, with the consent of Parent, the Company and Merger Sub, upon the accuracy and completeness, both initially and continuing as of the Effective Time, of the certifications and representations made by an authorized officer of each of Parent, the Company and Merger Sub in letters dated the date hereof and addressed to us (collectively, the "Tax Certificates"). In rendering this opinion, we have assumed that all such certifications and representations that are qualified as to knowledge are, and will continue to be as of the Effective Time, in

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Union Pacific Corporation
November 16, 2001
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fact complete and accurate as though unqualified. Our opinion is expressly conditioned on, among other things, the accuracy and completeness, both initially and continuing as of the Effective Time, of such facts, information, statements, certifications, representations, warranties and covenants referred to above.

     For purposes of this opinion, we have assumed (i) the Merger will be consummated in the manner described in the Agreement, the Registration Statement and the Tender Offer Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time, and (ii) the Merger will qualify as a statutory merger under state law.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the facts, information, documents, certifications, corporate records, covenants, warranties, statements, representations or assumptions upon which our opinion is based could affect our conclusions.

     Based solely upon and subject to the foregoing and assuming that the Merger will be effected as a merger of the Company with and into Merger Sub upon

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Union Pacific Corporation
November 16, 2001
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which the separate existence of the Company shall cease and Merger Sub, as the surviving corporation in the Merger, shall continue its corporate existence as a wholly-owned subsidiary of Parent, we are of the opinion that the Transaction will be treated as a reorganization within the meaning of Section 368(a) of the Code.

     Except as set forth above, we express no other opinion, including, without limitation, any opinion as to whether any events subsequent to the Effective Time will be viewed as part of the plan of reorganization for United States federal income tax purposes and the effect, if any, of such events on our conclusions herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) in applicable law or in any fact, information, document, certification, corporate record, covenant, warranty, statement, representation or assumption stated herein which becomes untrue, incomplete or incorrect. Any such change may affect the conclusions stated herein.

     This opinion is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement, the Registration Statement and the Tender Offer Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the discussion of this opinion in the Registration Statement and the Tender Offer Statement, to the filing of this opinion as an exhibit to the Registration Statement and the Tender Offer Statement, and to the reference to our firm in the Registration Statement and the Tender Offer Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                               Very truly yours,

                               /s/ Skadden, Arps, Slate, Meagher & Flom LLP